EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-138704) on Form S-8 of Kodiak Oil & Gas Corp. of our report dated March 21, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

HEIN & ASSOCIATES LLP

Denver, Colorado

March 22, 2007